                                                                Exhibit 99.1

[Cenveo logo]



For Immediate Release November 1st, 2004

        CENVEO OPERATIONS HAVE NINTH CONSECUTIVE QUARTER OF IMPROVED
                         YEAR OVER YEAR PERFORMANCE

ENGLEWOOD, COLO. (NOVEMBER 1ST, 2004) -- Cenveo, Inc., (NYSE: CVO) announced its results for the quarter and nine months ended September 30, 2004. Net income was $2.5 million for the quarter or $0.05 per share, and for the nine months the net loss was $16.1 million, or $0.34 per share. Sales were $428 million for the quarter and $1,261 million for the nine months ended September 30, 2004. In the third quarter of 2003, the net income was $2.2 million, or $0.04 per share, on $412 million of sales and for the nine months ended September 30, 2003, net income was $2.6 million, or $0.05 per share, on $1,247 million of sales. Cenveo's net loss for the nine months ended September 30, 2004, included a first quarter charge for early extinguishment of debt of $17.7 million.

EBITDA for the third quarter of 2004 was $33.9 million compared to EBITDA of $33.5 million achieved for the same period last year, a 1.2% improvement. For the nine months ended September 30, 2004, EBITDA was $94.4 million compared to $92.1 million for the same period last year, a 2.5% improvement. This represents the ninth consecutive quarter of year over year improvement in EBITDA. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

Net cash provided by operating activities in the quarter ended September 30, 2004 was $19 million compared to $14 million provided during the comparable period of 2003.

Paul Reilly, Chairman, President and CEO, stated, "In the third quarter we saw a definite increase in volumes of work. Our Commercial Segment had its best third quarter in sales and EBITDA since 2001. Our Resale Segment increased its market share in the office products channel. Our Strategic Sales Team continues to create numerous new opportunities for sales growth. The acquisitions we completed in the Seattle and San Francisco markets will be good catalysts for growth in those vibrant markets".

"The results of the first three quarters of 2004", continued Mr. Reilly, "are in line with the lower end of the guidance we gave for the full year 2004, and given our expectations for the next quarter, we expect to remain at the low end of the full year EBITDA guidance of $135 million to $142 million."

Cenveo will hold a conference call today, Monday November 1st at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific
Time). To participate in the Cenveo conference call, please dial in to 1-888-639-6218 and provide conference ID 581445. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.cenveo.com, www.streetevents.com, or www.fulldisclosure.com.

                                  - more -


INTERNATIONAL DIAL-IN: An operator will dial out to you. Contact Cenveo Investor Relations at 303-730-8023 or email: bea.rodriguez@cenveo.com no later than 1 hour prior to the call with your telephone information.



If you are unable to join the Cenveo conference call, you may access a replay of the call starting Monday, November 1st, 2004 at 3:00 pm Eastern Time until Midnight Eastern Time, November 8, 2004. To access the replay, please dial 866-219-1444 and reference the conference ID581445.

EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted (GAAP) in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. A reconciliation of net income (loss) under U.S. GAAP to EBITDA is presented in the Supplemental Information to this press release.

ABOUT CENVEO
Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In early 2004, Cenveo was voted second place in the printing and publishing category as Fortune Magazine's Most Admired Companies and ranked number five of the Russell 3000 companies on Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

                                  - more -

This press release may contain certain forward-looking statements of management. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release should be considered an offer to sell or a solicitation of an offer to buy Cenveo securities.

CONTACT: Mr. Michel P. Salbaing
         Senior Vice President and Chief Financial Officer
         Cenveo, Inc.
         (303) 790-8023

                                    # # #

[Cenveo logo]

FINANCIAL HIGHLIGHTS


(dollars in thousands, except per share data)
(unaudited)
                                                                   THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                      SEPTEMBER 30                           SEPTEMBER 30
                                                                 2004               2003               2004               2003
CONSOLIDATED RESULTS
--------------------

Net sales                                                    $   428,099        $   412,218        $ 1,261,238        $ 1,247,363
Gross profit                                                      84,503             81,877            256,556            244,922
Operating income                                                  21,144             22,023             54,863             56,925
Income (loss) from continuing operations                           2,490              2,172            (17,341)             1,020
Loss (gain) on disposal of discontinued operations                     -                  -             (1,230)            (1,919)
Cumulative effect of change in accounting principle                    -                  -                  -                322
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            $     2,490        $     2,172        $   (16,111)       $     2,617


Net income (loss) per share  - assuming dilution             $      0.05        $      0.04        $     (0.34)       $      0.05
----------------------------------------------------------------------------------------------------------------------------------
SEGMENT INFORMATION


NET SALES:
  Commercial                                                 $   327,365        $   315,029        $   958,797        $   945,699
  Resale                                                         100,734             97,189            302,441            301,664
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                   $   428,099        $   412,218        $ 1,261,238        $ 1,247,363


OPERATING INCOME (EXPENSE):
  Commercial                                                 $    16,366        $    16,877        $    38,281        $    39,643
  Resale                                                           9,469              9,946             33,291             32,256
  Corporate services and other charges                            (4,691)            (4,800)           (16,709)           (14,974)
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                   $    21,144        $    22,023        $    54,863        $    56,925


OPERATING INCOME MARGINS:
  Commercial                                                         5.0%               5.4%               4.0%               4.2%
  Resale                                                             9.4%              10.2%              11.0%              10.7%


EBITDA (1):
  Commercial                                                 $    27,215        $    25,948        $    69,637        $    67,078
  Resale                                                          11,775             12,345             40,275             39,674
  Corporate                                                       (5,117)            (4,838)           (15,546)           (14,678)
----------------------------------------------------------------------------------------------------------------------------------
  Total                                                      $    33,873        $    33,455        $    94,366        $    92,074


----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION                                       SEPTEMBER 30, 2004  DECEMBER 31, 2003

Working capital                                              $   113,749        $   102,773
Total assets                                                   1,148,717          1,107,393
Total debt                                                       769,983            748,961
Shareholders' equity                                              54,885             68,019
----------------------------------------------------------------------------------------------------------------------------------

(1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Cenveo.



                               [Cenveo logo]




                Supplemental Information to the Press Release


                         For the Third Quarter Ended
                               September 2004




                          Released November 1, 2004





-------------------------------------------------------------------------------
Third Quarter Ended September 30, 2004

                                                                      Page

Financial and Operational Summary and Recent Developments             1, 2
-------------------------------------------------------------------------------

Consolidated Balance Sheets                                             3
-------------------------------------------------------------------------------

Consolidated Statements of Operations                                   4
-------------------------------------------------------------------------------

Consolidated Cash Flow Statements                                       5
-------------------------------------------------------------------------------

Segment Results                                                         6
-------------------------------------------------------------------------------

Appendix 1 - Reconciliation of Net Income to EBITDA                   7, 8
-------------------------------------------------------------------------------



Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------
Three months ended September 30, 2004

Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: Net sales increased $15.9 million in the third quarter 2004 compared to net sales in the third quarter of 2003. Operating income decreased by $0.9 million in the third quarter. Higher gross profit was offset by higher selling, general and administration expenses and higher amortization expense in the quarter. Diluted earnings per share was $0.05 in the quarter as compared to $0.04 for the same period last year.

COMMERCIAL: Net sales in the third quarter of 2004 increased $12.3 million to $327.4 million compared to net sales of $315.0 million in the third quarter of 2003.

RESALE: Net sales in the second quarter of 2004 increased by $3.5 million to $100.7 million compared to net sales of $97.2 million in the third quarter of 2003.

DEBT: Net cash provided by operating activities was $18.7 million for the quarter and total debt was reduced by $3.0 million in the quarter.

CAPITAL EXPENDITURES: During the quarter ended September 2004, capital expenditures were $7.8 million compared to $6.7 million in the same period last year. It is anticipated that full year capital expenditures will be approximately $25 million.

AVAILABILITY: Credit available under our credit facility was $132.4 million based on the certificate filed for the activity ending September 2004.

Financial and Operational Summary and Recent Developments
----------------------------------------------------------------------------
Three months ended September 30, 2004

Recent Developments
-------------------

o The Company announced on August 30, 2004 the appointment of Allen Conway to the position of president of the Resale segment. Mr. Conway was previously executive vice president for the Resale custom division of Cenveo. In addition, Bob Hart, current president of the Resale segment, has accepted a position as special assistant to the chairman and will be responsible for the implementation of key strategic initiatives.

o The Company announced on August 27, 2004 the acquisition of Waller Press Inc., a high-quality web and sheetfed printer located in the San Francisco, California with annual sales of approximately $14 million. When the capabilities of Waller Press are coupled with the Cenveo Anderson Lithograph capabilities in South San Francisco, California, the company will be the largest commercial printer in the San Francisco area which has often been at the forefront of advertising, graphic design, and marketing communications. This acquisition is in line with Cenveo's(TM) strategy to invest in geographical areas where the Company can achieve significant local market share growth.

o The Company announced on August 23,2004 that the former mayor of Denver, Wellington Webb, has joined its Board of Directors.

o The Company announced on August 20,2004 that Paul Kocourek has joined its Board of Directors. Mr. Kocourek has been with Booz Allen & Hamilton since 1987 and is an expert in strategic roll-ups and their transition to successful integration.

o The Company announced on August 16,2004 the launch of Cenveo ColorScience, an end-to-end process control solution that will enable every plant in the Commercial segment of Cenveo to deliver consistent color from digital file creation to final printed output. The benefits to the customer include dramatically reduced production cycle times; streamlined quality control for print buying; cost savings from faster makereadies and reduced spoilage; the ability to generate proofs at the customer site; and the peace of mind that comes only from working with measurable parameters that assure the desired result.

o The Company announced on July 2, 2004 the acquisition of Valco Graphics Inc., a high-quality web and sheetfed printer of promotional, direct marketing and publishing products in the Seattle, Washington market with annual sales of approximately $18 million. Cenveo(TM) also announced that it would combine its existing Seattle commercial printing facility with the Valco facility. The Company plans to install two 40-inch, six and eight-color sheetfed presses at the former Valco location to increase current capabilities.


CONSOLIDATED BALANCE SHEETS

Cenveo, Inc. and Subsidiaries
(in thousands)

                                                                        SEPTEMBER 30          DECEMBER 31
                                                                            2004                 2003
ASSETS
Current assets:
  Cash and cash equivalents                                             $       379           $       307
  Accounts receivable, net                                                  252,230               223,541
  Inventories, net                                                          115,547                91,402
  Other current assets                                                       45,711                48,135
----------------------------------------------------------------------------------------------------------
      Total current assets                                                  413,867               363,385
----------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                                          372,327               388,240
Goodwill                                                                    306,097               299,392
Other intangible assets, net                                                 15,863                19,687
Other assets, net                                                            40,563                36,689
----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                            $ 1,148,717           $ 1,107,393
----------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                      $   178,452           $   140,468
  Accrued compensation and related liabilities                               59,960                53,209
  Other current liabilities                                                  59,442                64,360
  Current maturities of long-term debt                                        2,264                 2,575
----------------------------------------------------------------------------------------------------------
       Total current liabilities                                            300,118               260,612
----------------------------------------------------------------------------------------------------------

Long-term debt, less current maturities                                     767,719               746,386
Deferred income taxes                                                             -                 6,717
Other liabilities                                                            25,995                25,659
----------------------------------------------------------------------------------------------------------
Total liabilities                                                         1,093,832             1,039,374
----------------------------------------------------------------------------------------------------------

Shareholders' equity:
  Common stock                                                                  487                   484
  Paid-in capital                                                           214,900               213,850
  Retained deficit                                                         (166,442)             (150,331)
  Deferred compensation                                                      (2,205)               (1,714)
  Accumulated other comprehensive income                                      8,145                 5,730
----------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                   54,885                68,019
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $ 1,148,717           $ 1,107,393
----------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

Cenveo, Inc. and Subsidiaries
(in thousands, except per share data)
(unaudited)
                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                    SEPTEMBER 30                            SEPTEMBER 30
                                                               2004             2003                 2004                 2003
Net sales                                                     $428,099         $ 412,218           $ 1,261,238         $1,247,363
Cost of sales                                                  343,596           330,341             1,004,682          1,002,441
----------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                 84,503            81,877               256,556            244,922
----------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling, general and administrative expenses                  62,315            59,278               196,728            185,433
  Amortization of intangibles                                    1,313               500                 4,114              1,363
  Restructuring charges                                           (269)               76                   851              1,201
----------------------------------------------------------------------------------------------------------------------------------
 Operating income                                               21,144            22,023                54,863             56,925
----------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                              17,859            17,831                53,771             54,163
  Loss on early extinguishment of debt                               -                 -                17,748                  -
  Other                                                            787               574                 1,755              1,063
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes and cumulative effect of a change in
    accounting principle                                         2,498             3,618               (18,411)             1,699
Income tax expense (benefit)                                         8             1,446                (1,070)               679
----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from continuing operations before
    cumulative effect of a change in accounting principle        2,490             2,172               (17,341)             1,020


Loss (gain) on disposal of discontinued operations, net of
    taxes of $770 in 2004                                            -                 -                (1,230)            (1,919)
Cumulative effect of a change in accounting principle                -                 -                     -                322
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                             $  2,490         $   2,172           $   (16,111)        $    2,617
----------------------------------------------------------------------------------------------------------------------------------

Income (loss) per share - basic:

  Continuing operations                                       $   0.05         $    0.05           $     (0.36)        $     0.02
  Discontinued operations                                            -                 -                  0.02               0.04
  Cumulative effect of a change in accounting principle              -                 -                     -              (0.01)
----------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - basic                           $   0.05         $    0.05           $     (0.34)        $     0.05
----------------------------------------------------------------------------------------------------------------------------------

Income (loss) per share - diluted:

  Continuing operations                                       $   0.05         $    0.04           $     (0.36)        $     0.02
  Discontinued operations                                            -                 -                  0.02               0.04
  Cumulative effect of a change in accounting principle              -                 -                     -              (0.01)
----------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - diluted                         $   0.05         $    0.04           $     (0.34)        $     0.05
----------------------------------------------------------------------------------------------------------------------------------

Weighted averages shares - basic                                47,753            47,689                47,742             47,677
Weighted averages shares - diluted                              48,504            48,406                47,742             48,268

CONSOLIDATED CASH FLOW STATEMENTS

Cenveo, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                                     NINE MONTHS ENDED
                                                                                        SEPTEMBER 30
                                                                                  2004                2003
Cash flows from operating activities:
  Income (loss) from continuing operations                                    $   (17,341)        $     1,020
  Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
    Depreciation                                                                   35,014              34,852
    Amortization                                                                    7,513               4,393
    Write-off of deferred financing fees                                            4,220                   -
    Deferred income tax benefit                                                    (9,718)             (7,826)
    Loss (gain) on disposal of assets                                                 438                 891
    Other noncash charges, net                                                     (1,958)                590
  Changes in operating assets and liabilities, excluding effects of acquired businesses:
    Accounts receivable                                                           (23,941)             (3,886)
    Inventories                                                                   (21,893)              7,431
    Accounts payable and accrued compensation                                      40,863                 242
    Income taxes payable                                                           (2,830)             10,888
    Other working capital changes                                                   3,762             (14,717)
  Other, net                                                                         (132)               (244)
--------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                    13,997              33,634

Cash flows from investing activities:
  Acquisitions, less cash acquired                                                 (9,803)                  -
  Capital expenditures                                                            (20,246)            (19,722)
  Proceeds from divestitures, net                                                   2,000               3,864
  Proceeds from sales of property, plant and equipment                              1,475                 658
--------------------------------------------------------------------------------------------------------------
      Net cash used in investing activities                                       (26,574)            (15,200)

Cash flows from financing activities:
  Proceeds from long-term debt                                                  2,129,193           1,384,781
  Repayment of long-term debt                                                  (2,108,171)         (1,405,239)
  Proceeds from the issuance of common stock                                        1,053                  16
  Capitalized loan fees                                                            (9,076)               (484)
--------------------------------------------------------------------------------------------------------------
      Net cash provided by (used in) financing activities                          12,999             (20,926)

  Effect of exchange rate changes on cash and cash equivalents                       (350)                936
--------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                   72              (1,556)
Cash and cash equivalents at beginning of year                                        307               2,650
--------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of quarter                                   $       379         $     1,094
--------------------------------------------------------------------------------------------------------------

SEGMENT RESULTS

Cenveo, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                   THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                       SEPTEMBER 30                           SEPTEMBER 30
                                                 2004               2003                2004                2003
Net sales:
     Commercial                               $ 327,365          $ 315,029           $  958,797          $  945,699
     Resale                                     100,734             97,189              302,441             301,664
--------------------------------------------------------------------------------------------------------------------
          Total net sales                     $ 428,099          $ 412,218           $1,261,238          $1,247,363
--------------------------------------------------------------------------------------------------------------------

Operating income (expense):
     Commercial                               $  16,366          $  16,877           $   38,281          $   39,643
     Resale                                       9,469              9,946               33,291              32,256
     Corporate services                          (4,691)            (4,800)             (16,709)            (14,974)
--------------------------------------------------------------------------------------------------------------------
          Total operating income              $  21,144          $  22,023           $   54,863          $   56,925
--------------------------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial                               $  27,215          $  25,948           $   69,637          $   67,078
     Resale                                      11,775             12,345               40,275              39,674
     Corporate services                          (5,117)            (4,838)             (15,546)            (14,678)
--------------------------------------------------------------------------------------------------------------------
          Total EBITDA                        $  33,873          $  33,455           $   94,366          $   92,074
--------------------------------------------------------------------------------------------------------------------

Net sales by product line:
     Commercial printing                      $ 207,181          $ 194,597           $  594,301          $  580,419
     Envelopes                                  172,636            167,824              515,942             515,740
     Business forms and labels                   48,282             49,797              150,995             151,204
--------------------------------------------------------------------------------------------------------------------
          Total net sales                     $ 428,099          $ 412,218           $1,261,238          $1,247,363
--------------------------------------------------------------------------------------------------------------------

     (1) See Appendix 1 in the Supplemental Information to the Press Release for the definition of EBITDA, the reconciliation of net income to EBITDA and the reason why EBITDA is a relevant non-GAAP financial measure for Cenveo.

APPENDIX 1 - RECONCILIATION OF NET INCOME TO EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

Cenveo, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                                     COMMERCIAL        RESALE         CORPORATE          TOTAL

Net income (loss)                                                     $ 16,287        $  9,441        $ (23,238)       $  2,490
Interest                                                                     -               -           17,859          17,859
Taxes                                                                        -               -                8               8
Depreciation                                                             9,753           2,199              221          12,173
Amortization (excluding amortization included in interest)               1,175             135               33           1,343
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                            $ 27,215        $ 11,775        $  (5,117)       $ 33,873



                                                                           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                                                     COMMERCIAL        RESALE         CORPORATE          TOTAL

Net income (loss)                                                     $ 16,539        $  9,880        $ (24,247)       $  2,172
Interest                                                                     -               -           17,831          17,831
Taxes                                                                        -               -            1,446           1,446
Depreciation                                                             9,146           2,229              131          11,506
Amortization (excluding amortization included in interest)                 263             236                1             500
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                            $ 25,948        $ 12,345        $  (4,838)       $ 33,455



Note: This schedule is a reconciliation of net income to EBITDA which we define as earnings before interest, taxes, depreciation and amortization. EBITDA should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies, and therefore, comparability may be limited. EBITDA has not been provided as a measure of liquidity. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

APPENDIX 1 - RECONCILIATION OF NET INCOME TO EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

Cenveo, Inc. and Subsidiaries
(in thousands)
(unaudited)

                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                    COMMERCIAL        RESALE         CORPORATE           TOTAL
Net income (loss)                                                    $ 38,266        $ 33,194        $ (87,571)       $ (16,111)
Loss on early extinguishment of debt                                        -               -           17,748           17,748
Interest                                                                    -               -           53,771           53,771
Taxes, including taxes included in discontinued operations                  -               -             (300)            (300)
Depreciation                                                           27,763           6,676              575           35,014
Amortization (excluding amortization included in interest)              3,608             405              231            4,244
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                           $ 69,637        $ 40,275        $ (15,546)       $  94,366



                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                                    COMMERCIAL        RESALE         CORPORATE           TOTAL
Net income (loss)                                                    $ 38,854        $ 32,090        $ (68,327)       $   2,617
Tax adjustment included in discontinued operations                          -               -           (1,919)          (1,919)
Cumulative effect of a change in accounting principle                       -               -              322              322
Interest                                                                    -               -           54,163           54,163
Taxes                                                                       -               -              679              679
Depreciation                                                           27,563           6,882              404           34,849
Amortization (excluding amortization included in interest)                661             702                -            1,363
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                           $ 67,078        $ 39,674        $ (14,678)       $  92,074



Note: This schedule is a reconciliation of net income to EBITDA which we define as earnings before interest, taxes, depreciation and amortization and excluding the loss from the early extinguishment of debt and the income tax impact included in the gain on the disposal of discontinued operations recorded in 2004, and the tax adjustment reported as a gain on disposal of discontinued operations and the cumulative effect of a change in accounting principle in 2003. EBITDA should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies, and therefore, comparability may be limited. EBITDA has not been provided as a measure of liquidity. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.


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